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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):           November 17, 2006

FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

      Maryland                               000-50728                          52-1627106
(State of Incorporation)                    (Commission File No.)         (IRS Employer Identification No.)

c/o Steben & Company, Inc.
2099 Gaither Road, Suite 200
Rockville, Maryland  20850
(Address of Principal Executive Office)(zip code)

(240) 631-9808
Registrant’s telephone number, including area code:
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

         [  ]   Written communications pursuant to Rule 425 under the
                Securities Act (17 CFR 230.425)

         [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange
                Act (17 CFR 240.14a-12)

         [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
Effective November 17, 2006, Mary E. Ganoe, was named as Chief Compliance Officer and Secretary of the Board of Directors of Steben & Company, Inc.
Mary E. Ganoe (age 39) has over 9 years of industry experience offering compliance guidance to broker-dealers, registered investment companies, and registered investment advisors.  Prior to joining Steben & Company as Chief Compliance Officer, Ms. Ganoe was a Supervising Analyst in the NASD Advertising Regulation Department.  From August 2000 to September 2005, Ms. Ganoe was a Compliance Manager at Rydex Investment, Inc. where she was responsible for the installment, implementation, and testing of policies and procedures including, but not limited to, anti-money laundering, non-cash compensation, and compliance rules.  From July 1998 to August 2000, Ms. Ganoe was Assistant Vice President for Scudder Kemper Investments.  At Scudder Ms. Ganoe was a member of the U.S. support team for the Tokyo, Hong Kong, Singapore, and Korea offices, developing comprehensive and consistent compliance manuals and codes of ethics.  From November 1997 to July 1998, Ms. Ganoe worked for Hewitt Associates as Non-Qualified Plan and Appeal specialist working to ensure compliance with federal tax regulations and ERISA guidelines.  Ms. Ganoe received her Bachelors Degree in Psychology from California State University, Sacramento.  Ms. Ganoe holds her Series 3, 6, 7, 26, and 24 NASD/NFA licenses and is a Principal and an Associated Person of Steben & Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Futures Portfolio Fund, Limited Partnership
By:  Steben & Company, Inc.
General Partner

Date:  November 17, 2006

By:

/s/ Kenneth E. Steben

Kenneth E. Steben
President of the General Partner